Registration Statement No. - 33 -__________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                   ____________________________________

                                 FORM S-8
          Registration Statement Under the Securities Act of 1933
                   ____________________________________

                            A.T. CROSS COMPANY
            (Exact name of issuer as specified in its articles)

      Rhode Island                                   05-0126220
     (State or other jurisdic-                       (I.R.S. Employer
     tion of incorporation)                          Identification No.)

                              One Albion Road
                            Lincoln, RI  02865
                              (401) 333-1200
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive office)

                            A.T. Cross Company
                          Omnibus Incentive Plan
                         (Full Title of the Plan)

                            Tina C. Benik, Esq.
                            A.T. Cross Company
                              One Albion Road
                            Lincoln, RI  02865
                              (401) 333-1200

         (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                 Copy to:
                          Lynne Barry Dolan, Esq.
                             Edwards & Angell
                         2700 Hospital Trust Plaza
                      Providence, Rhode Island 02903
                               (401)274-9200

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.
                                                    Exhibit Index on Page 9



                      CALCULATION OF REGISTRATION FEE
___________________________________________________________________________


   Title of
 Each Class of                  Proposed         Proposed
  Securities       Amount        Maximum         Maximum        Amount of
     to be         to be      Offering Price     Aggregate      Registra-
  Registered     Registered    Per Share(*)    Offering Price   tion Fee


 Class A
 Common Stock
 (par value
 $1.00)        200,000 shs.     $ 6.19          $ 1,238,000      $ 365.21

___________________________________________________________________________

(*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Corporation's Class A Common Stock as reported by the American Stock Exchange on October 20, 1998.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

The following documents heretofore filed by A.T. Cross Company (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

  (a)  The Registrant's latest Annual Report filed on Form 10-K; and

  (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Annual Report referred to in (a) above; and

  (c) The description of the Registrant's Class A common stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

  All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Bernard V. Buonanno, Jr., director of the Registrant, is a partner in the law firm of Edwards & Angell, which has given a legal opinion with respect to the validity of the securities being registered.

Item 6.  Indemnification of Directors and Officers.

  Under the Rhode Island Business Corporation Act, a corporation has the power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, so long as the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, a director shall not be indemnified in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him. Indemnification may not be made unless authorized in the specific case after a determination has been made by the Board of Directors or other specific body that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth above.

  In general, an officer of a corporation may be indemnified to the same extent as a director.

  In addition to the authority conferred upon the Registrant as provided above, the Restated Articles of Incorporation (the "Articles") of the Registrant provide that the Board of Directors may authorize agreements to be entered into with each director to provide that the Registrant shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The Articles further provide that any agreement so authorized may provide for the advancement of expenses to a director prior to the final disposition of any action, suit or proceeding involving such director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted, subject to an undertaking by the director to repay the same to the Registrant if the act involves a claim for which indemnification is not permitted under the Articles and the final disposition of the action results in an adjudication adverse to the director.

  The Registrant's Articles provide that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim (A) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (C) for profits under Section 16(b) of the Exchange Act, or (D) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation Act).

  The Registrant has entered into agreements with each director consistent with the applicable provisions of the Articles as described above.

Item 7.  Exemption from Registration Claimed.
  Not applicable.

Item 8.  Exhibits.

  A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

  (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the employee.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of October, 1998.

                                       A.T. CROSS COMPANY


                                       By:     JOHN T. RUGGIERI
                                       Title:  Senior Vice President and
                                               Chief Financial Officer


  Each person whose signature appears below hereby constitutes and appoints Russell A. Boss, John E. Buckley, Tina C. Benik and John T. Ruggieri, or any of them acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as the person or persons named above so acting deem(s) advisable.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                     Title                       Date

BRADFORD R. BOSS              Chairman of the
Bradford R. Boss              Board and Director           October 20, 1998

RUSSELL A. BOSS               President,
Russell A. Boss               Chief Executive Officer      October 20, 1998
                              and Director

JOHN E. BUCKLEY               Executive Vice President,
John E. Buckley               Chief Operating Officer      October 20, 1998
                              and Director

JOHN T. RUGGIERI              Senior Vice President and
John T. Ruggieri              Chief Financial Officer      October 20, 1998


GARY S. SIMPSON               Controller and
Gary S. Simpson               Principal Accounting         October 20, 1998
                              Officer

TERRENCE MURRAY               Director                     October 20, 1998
Terrence Murray

ANDRIES VAN DAM               Director                     October 20, 1998
Andries van Dam

JAMES C. TAPPAN               Director                     October 20, 1998
James C. Tappan

BERNARD V. BUONANNO, JR.      Director                     October 20, 1998
Bernard V. Buonanno, Jr.


EDWIN G. TORRANCE             Director                     October 20, 1998
Edwin G. Torrance


H. FREDERICK KRIMENDAHL II    Director                     October 20, 1998
H. Frederick Krimendahl II


                               EXHIBIT INDEX


                                                              SEQUENTIALLY
      EXHIBIT                                                   NUMBERED
      NUMBER      EXHIBIT                                         PAGE


       4.1        Amended and Restated
                  Articles of Incorporation of
                  the Registrant (filed as Exhibit (3)
                  to the Registrant's Report on Form 10-K
                  for the year ended December 31, 1980 and
                  by this reference incorporated herein);
                  Amendment to Restated Articles of
                  Incorporation (filed as Exhibit A to the
                  Registrant's Definitive Proxy Statement for
                  the 1989 Annual Meeting of Shareholders
                  and by this reference incorporated herein).      N/A

       4.2        By-laws of the Registrant, as
                  amended (filed as Exhibit 4.2 to
                  Form S-8, Registration No. 33-64731,
                  and by this reference incorporated herein).      N/A

       5          Opinion of Edwards & Angell                      12

      23.1        Consent of Deloitte & Touche LLP                 13

      23.2        Consent of Ernst & Young LLP                     14

      23.3        Consent of Edwards & Angell
                  (included in Opinion filed
                  as Exhibit 5).                                   N/A